Exhibit 10.31

                           PATENTS, TRADEMARKS
                   AND COPYRIGHTS SECURITY AGREEMENT


     THIS PATENTS, TRADEMARKS AND COPYRIGHTS SECURITY AGREEMENT is made on the 20th day of November, 2002 between BRADLEY PHARMACEUTICALS, INC., a corporation of the State of Delaware (the "Borrower"), having its principal office at 383 Route 46 West, Fairfield, New Jersey 07004, and WACHOVIA BANK, NATIONAL ASSOCIATION, having an office at 370 Scotch Road, West Trenton,
New Jersey 08628 (the "Bank").

                          W I T N E S S E T H:
                          -------------------

     WHEREAS, Borrower has executed a Loan and Security Agreement dated the date hereof (as same may be amended, modified or supplemented from time to time, the "Loan Agreement") and other loan documents executed in connection therewith
(all of which are collectively referred to as the "Other Documents") to Bank
to secure loans by Bank to Borrower; and 	WHEREAS, the Borrower owns the
United States copyrights which have been registered with the United States Copyright Office and has made applications for a United States copyright registration with the United States Copyright office with respect to applications listed on Schedule A hereto ("Copyrights"), owns the United States patents and the applications for a United States patents listed on Schedule B ("Patents"), and owns the United States trademark applications and trademarks listed in Schedule C hereto, along with the good-will of the Borrower to which such trademark applications and trademarks relate ("Trademarks"); and

     WHEREAS, pursuant to the Loan Agreement, the Borrower is required to and has conveyed and granted to Bank a security interest in, among other things, all right, title and interest of the Borrower in, to and under all of the Borrower's Copyrights, Patents and Trademarks, whether presently existing or hereafter arising or acquired, and all products, substitutions, replacements and proceeds thereof to secure all Indebtedness of the Borrower to Bank; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower does hereby absolutely grant and convey to Bank, to secure all Indebtedness of the Borrower to the Bank, a security interest in, all of the Borrower's right, title and interest in, to and under the following, whether presently existing or hereafter arising or acquired:

     (a) Each of the Copyrights which are presently, or in the future may be, owned by the Borrower, in whole or in part, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by the Borrower, as the same may be updated hereafter from time to time;

     (b) Each of the Patents, which are presently, or in the future may be owned by the Borrower, in whole or in part, as well as all applications for United States patents now or hereafter owned by the Borrower, as the same may be updated hereafter from time to time; and

     (c) Each of the Trademarks, which are presently, or in the future may be owned by the Borrower, in whole or in part, together with the good-will associated with each Trademark, as well as all applications for Trademarks now or hereafter owned by the Borrower, as the same may be updated hereafter from time to time.

     Notwithstanding anything contained herein, this Agreement shall not constitute an assignment or transfer of any rights of Borrower in any applications for trademarks which are based on an intent to use, but shall constitute a security interest only in such applications.

     Said security interest includes, without limitation, all proceeds thereof, the right to sue for past, present, and future infringements thereof, all rights corresponding thereto throughout the world, and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

1) Borrower covenants and warrants that:

          (a) to the best of its knowledge, it is the true and lawful exclusive owner of all the Copyrights listed on Schedule A and that said Copyrights constitute all the United States Copyrights registered in the United States Copyright Office and applications for United States Copyrights that the Borrower now owns;

          (b) to the best of its knowledge, it is the true and lawful exclusive owner and/or intended assignee of all the Patents listed on Schedule B and that said Patents constitute all the United States Patents registered in the United States Patent and Trademark Office and applications for United States Patents that the Borrower now owns;

          (c) to the best of its knowledge, it is the true and lawful exclusive owner of all the Trademarks listed on Schedule C and that said Trademarks constitute all the United States Trademarks registered in the United States Patent and Trademark Office and applications for Trademarks that the Borrower now owns;

          (d) The Borrower agrees on a quarterly basis to notify the Bank of any new Patent, Trademark and/or Copyright and to execute such additional agreements with respect to any new Patent, Trademark and/or Copyright in
     which the Borrower hereinafter obtains rights.   The Borrower further
     warrants that it is not aware of any third party claim that any of the aspects of the Borrower's present or contemplated business operations infringe or will infringe on any Patent, Trademark or Copyright. The Borrower grants to Bank an absolute power of attorney to sign any document which will be required by the United States Copyright Office or the United States Patent and Trademark Office in order to record the security interest in the Patents, Trademarks and Copyrights;

          (e) except as disclosed in the schedules attached hereto, the Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable;

          (f) Each of the Patents, Trademarks and Copyrights is valid and enforceable;

          (g) to the best of its knowledge, Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Copyrights, free and clear of any liens, charges and encumbrances, including without limitation pledges, assignments, licenses, registered user agreements, and covenants by Borrower not to sue third persons, other than the assignment to Bank pursuant to this Agreement, and those licenses and other agreements set forth as Exhibit 1 hereto;

          (h) Borrower has the right to enter into this Agreement and perform its terms;

          (i) Borrower believes it has used, and will use it's best efforts to continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights;

          (j) Borrower believes it has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture or use of products sold under the Trademarks;

          (k) At its own expense, the Borrower shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Sec. 41 to maintain in force rights under each Patent, to the extent that Borrower, in the exercise of its reasonable business judgment, deems advisable;

          (l) The Borrower hereby agrees not to divest itself of any right under any Copyright, Trademark and/or Patent, which divestiture could have a material adverse effect on Borrower's business, its properties, or its ability to perform its obligations under the Loan Agreement; and

          (m) The Borrower agrees to promptly, upon learning thereof, furnish Bank in writing all pertinent information available to the Borrower with respect to any infringement or other violation of the Borrower's rights in any Copyright, Trademark and/or Patent, which infringement or violation could have a material adverse effect on the Borrower, its properties or its ability to perform its obligations under the Loan Agreement and other Loan Documents (as defined in the Loan Agreement). To the extent that the Borrower in the exercise of its reasonable business judgment deems advisable, the Borrower further agrees to prosecute any Persons infringing upon any Copyright, Trademark and/or Patent to the extent such infringement could have a material adverse affect on the Borrower, its properties or its ability to perform its obligations under the Loan Agreement or other Loan Documents.

2) Subject to the provisions of the Loan Agreement, Borrower hereby grants to Bank and its employees and agents the right to visit Borrower's facilities (during normal business hours and upon reasonable notice) which maintain or store products sold under any of the Patents, Trademarks, or Copyrights, and to inspect the products and quality control records relating thereto. Borrower shall do any and all acts reasonably required by Bank to ensure Borrower's compliance herewith.

3) Borrower agrees that, until all of the Indebtedness shall have been satisfied in full, it will not enter into any agreement which is inconsistent with Borrower's obligations under this Agreement, without Bank' prior written consent, such consent not to be unreasonably withheld.

4) If, before the Indebtedness has been satisfied in full, Borrower shall obtain rights to any new Trademark, any new Copyright, or become entitled to the benefit of any patent application or patent for reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions hereof shall automatically apply thereto and Borrower shall give to Bank prompt notice thereof in writing.

5) Borrower authorizes Bank to modify this Agreement by amending Schedules A, B, and C to include any future Patents, Trademarks, or Copyrights covered hereby.

6) Upon and during the occurrence of any Event of Default:

     a) Bank shall have, in addition to all other rights and remedies given to it by this Agreement, the Loan Agreement, and the Loan Documents, those rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks, or Copyrights may be located; and

     b) Bank may, in addition to any other remedies which may be available to Bank, without being deemed to have made an election of remedies, immediately, without demand of performance and without other notice (except as may be set forth below) or demand whatsoever to Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale (or, to the extent required by law, otherwise realize upon in a commercially reasonable manner), all or from time to time, any of the Patents, Trademarks, or Copyrights, or any interest which the Borrower may have therein, and after deducting from the proceeds of sale or other disposition of the Patents, Trademarks, or Copyrights all reasonable expenses (including all reasonable expenses for broker's fees and legal services), may apply the residue of such proceeds to the payment of the Indebtedness. Any remainder of the proceeds after payment in full of the Indebtedness shall be paid over to the Borrower. Notice of any sale or other disposition of the Patents, Trademarks, or Copyrights shall be given to Borrower at least ten (10) business days before the time of any intended public or private sale or other disposition of the Patents, Trademarks, or Copyrights is to be made, which notice Borrower hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Bank may, to the extent permissible under applicable law, purchase the whole or any part of the Patents, Trademarks, or Copyrights sold, free from any right or equity of redemption on the part of Borrower, which right and equity of redemption are hereby waived and released.

7) At such time as Borrower shall completely satisfy all of the Indebtedness, this Agreement shall terminate and Bank shall execute and deliver to Borrower at Borrower's expense all releases and other instruments as may be necessary or proper to release the security interest in and to the Patents, Trademarks, or Copyrights, subject to any disposition thereof which may have been made by Bank pursuant hereto and in accordance with the terms hereof.

8) Any and all reasonable fees, costs and expenses, of whatever kind or nature, including reasonable attorney fees and legal expenses incurred by Bank in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Patents, Trademarks, or Copyrights, in defending or prosecuting any actions or proceedings arising out of or related to the Patents, Trademarks, or Copyrights, or in the enforcement by Bank of any of its rights or remedies under this Agreement, the Loan Agreement or any Loan Document shall be borne and paid by Borrower on demand by Bank and until so paid shall be added to the principal amount of the Indebtedness and shall bear interest at the rate of interest chargeable pursuant to the Loan Agreement upon an Event of Default.

9) To the extent that Borrower in the exercise of its reasonable business judgment deems it advisable, Borrower shall have the duty, through counsel reasonably acceptable to Bank, to prosecute diligently any actions for or of the Patents, Trademarks, or Copyrights pending as of the date of this Agreement or thereafter until the Indebtedness shall have been paid in full, to make federal application on registrable but unregistered Trademarks, to file and prosecute opposition and cancellation proceedings and to do any and all acts which are reasonably necessary or desirable to preserve and maintain all rights in the Patents, Trademarks, or Copyrights. Any expenses incurred in connection with the Patents, Trademarks, and Copyrights shall be borne by Borrower. The Borrower shall not abandon any Patents, Trademarks, or Copyrights other than in the ordinary course of business without the consent of Bank, which consent shall not be unreasonably withheld.

10) Borrower shall have the right to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce or protect the Patents, Trademarks, or Copyrights, in which event Bank may, if necessary, be joined as a nominal party to such suit if Bank shall have been satisfied that it is not incurring any risk of liability because of such joinder. Borrower shall promptly, upon demand, reimburse and indemnify Bank for all damages, costs and expenses, including attorney fees, incurred by Bank in the fulfillment of the provisions of this paragraph. The obligations of the Borrower under this paragraph shall survive the termination of this Agreement.

11) In the event of the occurrence and continuance of a Default or an Event of Default, Borrower hereby authorizes and empowers Bank to make, constitute and appoint any officer or agent of Bank as Bank may select, in its sole discretion, as Borrower's true and lawful attorney-in-fact, with the power to endorse Borrower's name on all applications, documents, papers and instruments necessary for Bank to use the Patents, Trademarks, or Copyrights, or to grant or issue any exclusive or nonexclusive license under the Patents, Trademarks, or Copyrights to anyone else, or necessary for Bank to assign, pledge, convey or otherwise transfer title in or dispose of the Patents, Trademarks, or Copyrights to anyone else. Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

12) If Borrower fails to comply with any of its obligations hereunder, Bank may, on 10 days notice to Borrower, do so in Borrower's name or in Bank's name, but at Borrower's expense, and Borrower hereby agrees to reimburse Bank in full for all reasonable expenses, including reasonable attorney's fees, incurred by Bank in protecting, defending and maintaining the Patents, Trademarks, or Copyrights.

13) No course of dealing between Borrower and Bank, nor any failure to exercise, nor any delay in exercising, on the part of Bank, any right, power or privilege hereunder or under the Loan Agreement, or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14) All of Bank's rights and remedies with respect to the Patents, Trademarks, or Copyrights, whether established hereby or by the Loan Agreement, or by any other agreement(s) or by law, shall be cumulative and may be exercised singly or concurrently.

15) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

16) This Agreement is subject to modification only by a writing signed by the parties, except as provided elsewhere herein.

17) The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

18) The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of New Jersey.

19) THE PARTIES HERETO AGREE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW JERSEY IN CONNECTION WITH ANY MATTER ARISING HEREUNDER,
INCLUDING THE COLLECTION AND ENFORCEMENT HEREOF.   THE BORROWER AND BANK EACH
HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTIONS OF BANK. THIS WAIVER IS MADE KNOWINGLY AND IN CONSIDERATION OF THE ADVANCES MADE UNDER THE LOAN AGREEMENT.

20) This Agreement, the Loan Agreement and the Loan Documents embody the entire agreement and understanding between the Borrower and Bank and supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

21) All capitalized terms not otherwise defined herein shall have the same meanings ascribed to said terms in the Loan Agreement.

     WITNESS the execution hereof as of the day and year first above written.

ATTEST:                                  BRADLEY PHARMACEUTICALS, INC.



____________________________________	    BY:__________________________________
NAME: R. BRENT LENCZYCKI                    NAME: DANIEL GLASSMAN
TITLE: Vice President of Finance            TITLE: President



                                         WACHOVIA BANK, NATIONAL ASSOCIATION



                                         By:__________________________________
                                         NAME: RICHARD ANDERSON
                                         TITLE: Vice President






STATE OF NEW JERSEY          :
                             :SS:
COUNTY OF MIDDLESEX          :


     I CERTIFY that on November 20, 2002, DANIEL GLASSMAN personally came before me and stated under oath to my satisfaction that:


          (a) this person is the President of BRADLEY PHARMACEUTICALS, INC., the corporation named in this Instrument;
          (b) this Instrument was signed and delivered by the corporations as their voluntary act duly authorized by a proper resolution of their respective Board of Directors;
          (c) this person knows the proper seal of each corporation, both which are affixed to this Instrument;
          (d) this person signed this acknowledgement to attest to the truth of these facts.




Signed and sworn to before me on
November 20, 2002



_______________________________________





STATE OF NEW JERSEY          :
                             :SS:
COUNTY OF MIDDLESEX          :


     I CERTIFY that on November 20, 2002, RICHARD ANDERSON personally came before me and stated under oath to my satisfaction that:


          (a) this person is the Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION the corporation named in this Instrument;
          (b) this Instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;
          (c) this person knows the proper seal of the corporation which was affixed to this Instrument;
          (d) this person signed this acknowledgement to attest to the truth of these facts.




Signed and sworn to before me on
November 20, 2002



________________________________________